Exhibit 99.1
News Release
For Immediate Release: June 13, 2017
H&R Block Reports Significant Earnings and Margin Improvement in Fiscal 2017 and Announces Dividend Increase

•	Earnings per share from continuing operations increased $0.43, or 28%, to $1.96[1,2]

•	Net income from continuing operations increased 10% to $421 million; EBITDA from continuing operations increased 11% to $904 million, representing a 29.8% EBITDA margin[3]

•	Repurchased approximately 14 million shares during the fiscal year, or 6% of outstanding shares, for a total of $317 million

•	Announced a 9% dividend increase, resulting in a quarterly dividend of $0.24 per share
KANSAS CITY, Mo. - H&R Block, Inc. (NYSE: HRB) today released its financial results for the fiscal year ended April 30, 2017, reflecting a 10% improvement in net income from continuing operations to $421 million and an increase in earnings per share from continuing operations of $0.43 to $1.96. This improvement was due largely to cost reduction efforts taken by the company, which also enabled investment in key client-driving initiatives during the year. These initiatives led to improved tax season performance from the previous year, as the company outperformed the overall U.S. market and achieved share gains in the DIY category.

"We came into this year with a very aggressive goal to change the client trajectory. With competitive promotions, impactful marketing and an improved client experience, we achieved this goal and also produced strong financial results, all during a year in which the industry experienced a decline in returns," said Bill Cobb, H&R Block's president and chief executive officer. "I couldn't be more proud of our team who delivered these impressive results."

Total revenues were flat at just over $3.0 billion, as an improvement in the company's net average charge in its U.S. Assisted business was offset by a decline in Assisted returns. Total operating expenses declined $85 million, or 3.5%, driven by cost reduction measures and lower bad debt expense. This led to an increase in EBITDA from continuing operations of 11% to $904 million, reflecting an improvement in EBITDA margin of over 300 basis points to 29.8%.

"We are already hard at work on our plans for the next tax season, and I am confident in our ability to build on the momentum from this season," said Cobb. "As I prepare to depart on July 31st, the company is well-positioned and on the right path to delivering value for shareholders for years to come."

[1]	All amounts in this release are unaudited. Unless otherwise noted, all comparisons refer to the current fiscal year compared to the prior fiscal year.

[2]	All per share amounts are based on fully diluted shares at the end of the corresponding period.

[3]
The company reports certain non-GAAP financial measures, including earnings before interest, taxes, depreciation and amortization (EBITDA), EBITDA margin, and adjusted EBITDA, which it believes are a better indication of the company's core operations. See “About Non-GAAP Financial Information” below for more information regarding financial measures not prepared in accordance with GAAP.

Fiscal 2017 Results From Continuing Operations
"We realized the benefits of the cost reduction measures we outlined last year and utilized those funds to invest in key business initiatives and to improve our bottom line," stated Tony Bowen, H&R Block's chief financial officer. "We were diligent on expense management throughout the fiscal year, especially in the final months of the tax season, leading to a better-than-expected EBITDA margin of 29.8%."

	Actual		Non-GAAP Adjusted[3]
(in millions, except EPS)	Fiscal Year 2017	Fiscal Year 2016	Fiscal Year 2017	Fiscal Year 2016
Revenue	$3,036	$3,038	N/A	N/A
Pretax Income	$629	$569	$630	$596
Net Income	$421	$384	$421	$400
Weighted-Avg. Shares - Diluted	214.1	250.8	N/A	N/A
EPS[2]	$1.96	$1.53	$1.96	$1.59
EBITDA[3]	$904	$812	$905	$839

Key Financial Metrics

▪
Revenues were flat to the prior year at just over $3.0 billion, as improvement in the company's Assisted net average charge was partially offset by a decline in return volume. DIY tax preparation revenue declined as the H&R Block More ZeroSM promotion resulted in a lower net average charge which was partially offset by increased return volume.

▪
Total operating expenses decreased $85 million, or 3.5%. The decrease was mainly due to previously outlined cost reduction measures, which led to lower compensation and benefits and marketing costs, along with lower bad debt expense due to more favorable collections on prior year receivables.

▪	Interest expense increased $24 million from the prior year due to the full year interest impact of the $1 billion of long-term debt issued in September 2015.

▪
Net income from continuing operations increased 10% to $421 million and EBITDA from continuing operations improved 11% to $904 million. The company's EBITDA margin was 29.8%, an improvement of over 300 basis points from the prior fiscal year.

▪	Diluted earnings per share from continuing operations increased $0.43, or 28%, to $1.96.

▪	The company ended the fiscal year with $1.0 billion in unrestricted cash compared to $0.9 billion the prior year.

Share Repurchases
During fiscal 2017, the company repurchased and retired approximately 14 million shares at an aggregate amount of $317 million, or $22.61 per share. As of April 30, 2017, 207.2 million shares were outstanding.

The company completed these share repurchases under a $3.5 billion share repurchase program approved by the company’s board of directors in August 2015 and effective through June 2019. Under this program, the company has repurchased a total of approximately 70.4 million shares of its common stock, or approximately 25% of outstanding shares since the inception of the program, for an aggregate purchase amount of approximately $2.3 billion.

Dividends
The company announced that the Board of Directors approved an increase in its quarterly dividend of 9%, to $0.24 per share. Future actions regarding dividends will be dependent upon the Board's annual review and approval following consideration of operating results, market conditions, and capital needs, among other factors.

A quarterly cash dividend of $0.24 per share is payable on July 3, 2017 to shareholders of record as of June 23, 2017. H&R Block has paid quarterly dividends consecutively since the company went public in 1962.

Discontinued Operations
Sand Canyon Corporation's accrual for contingent losses related to representation and warranty claims remained unchanged from the prior fiscal quarter at $4.5 million as of April 30, 2017.

Leadership Transition
On May 16, 2017, the company announced that Bill Cobb, president and chief executive officer, will retire from the company and the H&R Block Board of Directors effective July 31, 2017. The Board of Directors has appointed Tom Gerke, currently the General Counsel and Chief Administrative Officer, to be the interim president and CEO beginning August 1, 2017. The Board has retained a search firm to assist in the search for a permanent president and CEO. Details regarding this transition were included in a press release on May 16, 2017 and in a Form 8-K filed with the Securities and Exchange Commission on the same day.

Conference Call
Discussion of the fiscal 2017 results, future outlook, the leadership transition, and a general business update will occur during the company’s previously announced fiscal fourth quarter earnings conference call for analysts, institutional investors, and shareholders. The call is scheduled for 4:30 p.m. Eastern time on June 13, 2017. To access the call, please dial the number below approximately 10 minutes prior to the scheduled starting time:

U.S./Canada (855) 702-5257 or International (213) 358-0868
Conference ID: 11588523

The call will also be webcast in a listen-only format for the media and public. The link to the webcast can be accessed directly at http://investors.hrblock.com.

A replay of the call will be available beginning at 7:30 p.m. Eastern time on June 13, 2017, and continuing until July 13, 2017, by dialing (855) 859-2056 (U.S./Canada) or (404) 537-3406 (International). The conference ID is 11588523. The webcast will be available for replay June 14, 2017 at http://investors.hrblock.com.

About H&R Block
H&R Block, Inc. (NYSE: HRB) is a global consumer tax services provider. Tax return preparation services are provided by professional tax preparers in approximately 12,000 company-owned and franchise retail tax offices worldwide, and through H&R Block tax software products for the DIY consumer. H&R Block also offers adjacent Tax Plus products and services. In fiscal 2017, H&R Block had annual revenues of over $3 billion with 23 million tax returns prepared worldwide. For more information, visit the H&R Block Newsroom.

About Non-GAAP Financial Information
This press release and the accompanying tables include non-GAAP financial information. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with generally accepted accounting principles, please see the section of the accompanying tables titled "Non-GAAP Financial Information."

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the securities laws. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words or variation of words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "projects," "forecasts," "targets," "would," "will," "should," "goal," "could" or "may" or other similar expressions. Forward-looking statements provide management's current expectations or predictions of future conditions, events or results. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements. They may include estimates of revenues, income, earnings per share, cost savings, capital expenditures, dividends, share repurchases, liquidity, capital structure, market share, industry volume, or other financial items, descriptions of management’s plans or objectives for future operations, products or services, or descriptions of assumptions underlying any of the above. All forward-looking statements speak only as of the date they are made and reflect the company's good faith beliefs, assumptions and expectations, but they are not guarantees of future performance or events. Furthermore, the company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions, factors, or expectations, new information, data or methods, future events or other changes, except as required by law. By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to, a variety of economic, competitive and regulatory factors, many of which are beyond the company's control, that are described in our Annual Report on Form 10-K for the fiscal year ended April 30, 2016 in the section entitled "Risk Factors” and additional factors we may describe from time to time in other filings with the Securities and Exchange Commission. You may get such filings for free at our website at
http://investors.hrblock.com. You should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

For Further Information
Investor Relations:    Colby Brown, (816) 854-4559, colby.brown@hrblock.com
Media Relations:    Susan Waldron, (816) 854-5522, susan.waldron@hrblock.com

TABLES FOLLOW

CONSOLIDATED STATEMENTS OF OPERATIONS			(unaudited, in 000s - except per share amounts)
	Three months ended April 30,		Year ended April 30,
	2017	2016	2017	2016

REVENUES:
Service revenues	$2,055,628	$2,032,580	$2,648,349	$2,653,936
Royalty, product and other revenues	272,287	264,897	387,965	384,217
	2,327,915	2,297,477	3,036,314	3,038,153
OPERATING EXPENSES:
Cost of revenues:
Compensation and benefits	533,142	544,799	808,240	845,197
Occupancy and equipment	117,472	124,016	415,058	405,123
Provision for bad debt	23,142	36,474	52,776	75,395
Depreciation and amortization	32,583	31,670	119,789	115,907
Other	112,473	116,171	248,514	243,930
	818,812	853,130	1,644,377	1,685,552
Selling, general and administrative:
Marketing and advertising	157,618	182,558	261,281	297,762
Compensation and benefits	65,158	48,863	239,381	228,778
Depreciation and amortization	17,393	14,182	62,379	57,691
Other selling, general and administrative	35,412	37,895	112,912	135,178
	275,581	283,498	675,953	719,409
Total operating expenses	1,094,393	1,136,628	2,320,330	2,404,961

Other income (expense), net	1,306	2,591	6,254	5,249
Interest expense on borrowings	(22,925)	(22,633)	(92,951)	(68,962)
Income from continuing operations before income taxes	1,211,903	1,140,807	629,287	569,479
Income taxes	425,333	439,582	208,370	185,926
Net income from continuing operations	786,570	701,225	420,917	383,553
Net loss from discontinued operations	(3,218)	(563)	(11,972)	(9,286)
NET INCOME	$783,352	$700,662	$408,945	$374,267

BASIC EARNINGS (LOSS) PER SHARE:
Continuing operations	$3.79	$3.15	$1.97	$1.54
Discontinued operations	(0.02)	—	(0.05)	(0.04)
Consolidated	$3.77	$3.15	$1.92	$1.50

WEIGHTED AVERAGE BASIC SHARES	207,170	222,098	212,809	249,009

DILUTED EARNINGS (LOSS) PER SHARE:
Continuing operations	$3.76	$3.13	$1.96	$1.53
Discontinued operations	(0.01)	—	(0.05)	(0.04)
Consolidated	$3.75	$3.13	$1.91	$1.49

WEIGHTED AVERAGE DILUTED SHARES	208,605	223,622	214,095	250,818

CONSOLIDATED BALANCE SHEETS	(unaudited, in 000s - except per share amounts)
As of April 30,	2017	2016

ASSETS
Cash and cash equivalents	$1,011,331	$896,801
Cash and cash equivalents — restricted	106,208	104,110
Receivables, net	162,775	153,116
Prepaid expenses and other current assets	65,725	66,574
Total current assets	1,346,039	1,220,601
Mortgage loans held for investment, net	—	202,385
Property and equipment, net	263,827	293,565
Intangible assets, net	409,364	433,885
Goodwill	491,207	470,757
Deferred tax assets and income taxes receivable	83,728	120,123
Other noncurrent assets	99,943	105,909
Total assets	$2,694,108	$2,847,225
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Accounts payable and accrued expenses	$217,028	$259,586
Accrued salaries, wages and payroll taxes	183,856	161,786
Accrued income taxes and reserves for uncertain tax positions	348,199	373,754
Current portion of long-term debt	981	826
Deferred revenue and other current liabilities	189,216	243,653
Total current liabilities	939,280	1,039,605
Long-term debt	1,493,017	1,491,375
Reserves for uncertain tax positions	159,085	132,960
Deferred revenue and other noncurrent liabilities	163,609	160,182
Total liabilities	2,754,991	2,824,122
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Common stock, no par, stated value $.01 per share	2,462	2,602
Additional paid-in capital	754,912	758,230
Accumulated other comprehensive loss	(15,299)	(11,233)
Retained earnings (deficit)	(48,206)	40,347
Less treasury shares, at cost	(754,752)	(766,843)
Total stockholders’ equity (deficiency)	(60,883)	23,103
Total liabilities and stockholders’ equity	$2,694,108	$2,847,225

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS	(unaudited, in 000s)
Year ended April 30,	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$408,945	$374,267
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	182,168	173,598
Provision for bad debt	52,776	75,395
Deferred taxes	46,455	36,276
Stock-based compensation	19,285	23,540
Changes in assets and liabilities, net of acquisitions:
Cash and cash equivalents - restricted	(2,104)	(12,159)
Receivables	(77,873)	(70,721)
Prepaid expenses and other current assets	(4,542)	4,321
Other noncurrent assets	(6,364)	4,197
Accounts payable and accrued expenses	(30,472)	16,723
Accrued salaries, wages and payroll taxes	22,789	17,388
Deferred revenue and other current liabilities	(59,998)	(77,510)
Deferred revenue and other noncurrent liabilities	4,314	3,055
Income tax receivables, accrued income taxes and income tax reserves	129	(12,499)
Other, net	(5,415)	(23,477)
Net cash provided by operating activities	550,093	532,394

CASH FLOWS FROM INVESTING ACTIVITIES:
Sales, maturities of and payments received on available-for-sale securities	1,144	436,471
Principal payments and sales of mortgage loans and real estate owned, net	207,174	38,481
Capital expenditures	(89,255)	(99,923)
Payments made for business acquisitions, net of cash acquired	(54,816)	(88,776)
Franchise loans funded	(34,473)	(22,820)
Payments received on franchise loans	61,437	55,007
Other, net	8,108	11,075
Net cash provided by investing activities	99,319	329,515

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of line of credit borrowings	(1,700,000)	(1,465,000)
Proceeds from line of credit borrowings	1,700,000	1,465,000
Proceeds from issuance of long-term debt	—	996,831
Transfer of HRB Bank deposits	—	(419,028)
Customer banking deposits, net	—	(326,705)
Dividends paid	(187,115)	(201,688)
Repurchase of common stock, including shares surrendered	(322,850)	(2,018,338)
Proceeds from exercise of stock options	2,371	25,775
Other, net	(22,830)	(18,576)
Net cash used in financing activities	(530,424)	(1,961,729)

Effects of exchange rate changes on cash	(4,458)	(10,569)

Net increase (decrease) in cash and cash equivalents	114,530	(1,110,389)
Cash and cash equivalents at beginning of the year	896,801	2,007,190
Cash and cash equivalents at end of the year	$1,011,331	$896,801

SUPPLEMENTARY CASH FLOW DATA:
Income taxes paid, net of refunds received	$163,539	$165,154
Interest paid on borrowings	87,185	59,058
Accrued additions to property and equipment	2,433	2,822

FINANCIAL RESULTS		(unaudited, in 000s - except per share amounts)
	Three months ended April 30,		Year ended April 30,
	2017	2016	2017	2016
Tax preparation fees:
U.S. assisted tax preparation fees	$1,596,182	$1,557,712	$1,902,212	$1,890,175
U.S. royalties	193,663	190,188	250,270	249,433
U.S. DIY tax preparation fees	182,375	188,442	219,123	234,341
International revenues	116,992	130,174	210,320	213,400
Revenues from Refund Transfers	96,898	107,778	148,212	162,560
Revenues from Emerald Card®	59,412	53,755	95,221	92,608
Revenues from Peace of Mind® Extended Service Plan	24,965	24,066	92,820	86,830
Interest and fee income on Emerald Advance	25,503	24,934	57,022	57,268
Other	31,925	20,428	61,114	51,538
Total revenues	2,327,915	2,297,477	3,036,314	3,038,153

Compensation and benefits:
Field wages	465,295	470,458	702,518	724,019
Other wages	52,256	29,663	181,735	166,445
Benefits and other compensation	80,750	93,542	163,368	183,512
	598,301	593,663	1,047,621	1,073,976
Occupancy and equipment	117,727	124,540	415,002	405,493
Marketing and advertising	157,618	182,558	261,281	297,762
Depreciation and amortization	49,976	45,852	182,168	173,598
Bad debt	23,142	36,474	52,776	75,395
Supplies	22,380	22,994	33,847	36,340
Other	125,249	130,547	327,635	342,397
Total operating expenses	1,094,393	1,136,628	2,320,330	2,404,961
Other income (expense), net	1,306	2,591	6,254	5,249
Interest expense on borrowings	(22,925)	(22,633)	(92,951)	(68,962)
Income from continuing operations before income taxes	1,211,903	1,140,807	629,287	569,479
Income taxes	425,333	439,582	208,370	185,926
Net income from continuing operations	786,570	701,225	420,917	383,553
Net loss from discontinued operations	(3,218)	(563)	(11,972)	(9,286)
Net income	$783,352	$700,662	$408,945	$374,267

U.S. TAX OPERATING DATA		(unaudited)
Year ended April 30,	2017	2016	% Change
U.S. tax returns prepared (in 000s): (1) (2)
Company-owned operations	7,999	8,286	(3.5)%
Franchise operations	3,908	3,932	(0.6)%
Total H&R Block assisted	11,907	12,218	(2.5)%

Desktop	2,003	2,085	(3.9)%
Online	4,988	4,670	6.8%
Total H&R Block DIY tax software	6,991	6,755	3.5%

Free File	588	678	(13.3)%
Total H&R Block U.S. returns	19,486	19,651	(0.8)%

International tax returns prepared:
Canada (3)	2,460	2,551	(3.6)%
Australia	750	769	(2.5)%
Other	293	153	91.5%
Total international returns	3,503	3,473	0.9%
Tax returns prepared worldwide	22,989	23,124	(0.6)%

Net average charge (U.S. only): (4)
Company-owned operations	$237.29	$233.46	1.6%
Franchise operations (5)	$207.43	$200.60	3.4%
DIY tax software	$31.34	$34.69	(9.7)%

(1)
An assisted tax return is defined as a current or prior year individual tax return that has been accepted and paid for by the client.  Also included are business returns, which account for approximately 1% of assisted returns. The count methodology for assisted returns has been adjusted in the current and prior year periods to exclude extensions and to recognize the corresponding individual tax returns when filed. A DIY tax software return is defined as a return that has been electronically filed and accepted by the IRS.  Also included are online returns paid and printed.

(2)	Amounts have been reclassified between company-owned and franchise for offices which were refranchised or repurchased by the company during the year.

(3)
In fiscal years 2017 and 2016, the end of the Canadian tax season was extended from April 30 into May. Tax returns prepared in Canada in fiscal years 2017 and 2016 includes approximately 59 thousand and 93 thousand returns, respectively, in both company-owned and franchise offices which were accepted by the client after April 30. The revenues related to these returns were recognized in fiscal years 2018 and 2017, respectively.

(4)     Net average charge is calculated as total revenue divided by total returns. For DIY tax software, net average charge excludes Free File.

(5)
Net average charge related to H&R Block franchise operations represents tax preparation fee revenues collected by H&R Block franchisees divided by returns filed in franchise offices. H&R Block will recognize a portion of franchise revenues as franchise royalties based on the terms of franchise agreements.

NON-GAAP FINANCIAL MEASURES	(unaudited, in 000s - except per share amounts)
Reconciliation of EBITDA from Continuing Operations	Three months ended April 30,		Year ended April 30,
	2017	2016	2017	2016

Net income - as reported	$783,352	$700,662	$408,945	$374,267
Discontinued operations, net	3,218	563	11,972	9,286
Net income from continuing operations - as reported	786,570	701,225	420,917	383,553
Add back :
Income taxes of continuing operations	425,333	439,582	208,370	185,926
Interest expense of continuing operations	22,925	22,633	92,951	69,141
Depreciation and amortization of continuing operations	49,976	45,852	182,168	173,598
	498,234	508,067	483,489	428,665

EBITDA from continuing operations	$1,284,804	$1,209,292	$904,406	$812,218

NON-GAAP FINANCIAL MEASURES				(unaudited, $ in 000s - except per share amounts)
Reconciliation of Other Non-GAAP Financial Measures	Three months ended April 30,
	2017			2016
	Pretax income	Net income	EBITDA	Pretax income	Net income	EBITDA

From continuing operations	$1,211,903	$786,570	$1,284,804	$1,140,807	$701,225	$1,209,292

Adjustments (pretax):
Loss contingencies - litigation	636	636	636	961	961	961
Severance	—	—	—	12,001	12,001	12,001
Tax effect of adjustments (1)	—	(229)	—	—	(5,047)	—
	636	407	636	12,962	7,915	12,962

As adjusted - from continuing operations	$1,212,539	$786,977	$1,285,440	$1,153,769	$709,140	$1,222,254

EPS - as reported		$3.76			$3.13
Impact of adjustments		—			0.03
EPS - adjusted		$3.76			$3.16

Reconciliation of Other Non-GAAP Financial Measures	Year ended April 30,
	2017			2016
	Pretax income	Net income	EBITDA	Pretax income	Net income	EBITDA

From continuing operations	$629,287	$420,917	$904,406	$569,479	$383,553	$812,218

Adjustments (pretax):
Loss contingencies - litigation	516	516	516	1,978	1,978	1,978
Severance	—	—	—	12,001	12,001	12,001
Costs related to HRB Bank and recapitalization transactions	—	—	—	20,722	20,722	20,722
Losses (gains) on AFS securities	—	—	—	(8,138)	(8,138)	(8,138)
Gain on sales of tax offices/businesses	—	—	—	(127)	(127)	(127)
Tax effect of adjustments (1)	—	(186)	—	—	(10,176)	—
	516	330	516	26,436	16,260	26,436

As adjusted - from continuing operations	$629,803	$421,247	$904,922	$595,915	$399,813	$838,654

		EPS	EBITDA Margin (2)		EPS	EBITDA Margin (2)

From continuing operations		$1.96	29.8%		$1.53	26.7%
Impact of adjustments		—	—%		0.06	0.9%
Adjusted		$1.96	29.8%		$1.59	27.6%

[1]	Tax effect of adjustments is computed as the pretax effect of the adjustments multiplied by our effective tax rate before discrete items.

[2]	EBITDA margin from continuing operations is computed as EBITDA from continuing operations divided by revenues from continuing operations.

NON-GAAP FINANCIAL MEASURES	(unaudited, in 000s - except per share amounts)
	Three months ended April 30,		Year ended April 30,
Supplemental Information	2017	2016	2017	2016

Stock-based compensation expense:
Pretax	$2,340	$2,434	$19,285	$23,540
After-tax	1,448	1,405	12,342	14,478
Amortization of intangible assets:
Pretax	$21,611	$18,130	$78,935	$72,762
After-tax	13,664	10,913	50,518	44,752

NON-GAAP FINANCIAL INFORMATION
Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Because these measures are not measures of financial performance under GAAP and are susceptible to varying calculations, they may not be comparable to similarly titled measures for other companies.
We consider our non-GAAP financial measures to be performance measures and a useful metric for management and investors to evaluate and compare the ongoing operating performance of our business on a consistent basis across reporting periods, as it eliminates the effect of items that are not indicative of our core operating performance.
The following are descriptions of adjustments we make for our non-GAAP financial measures:

▪	We exclude losses from settlements and estimated contingent losses from litigation and favorable reserve adjustments. This does not include legal defense costs.

▪	We exclude material non-cash charges to adjust the carrying values of goodwill, intangible assets, other long-lived assets and investments to their estimated fair values.

▪	We exclude material severance and other restructuring charges in connection with the termination of personnel, closure of offices and related costs.

▪	We exclude the material gains and losses on business dispositions, including investment banking, legal and accounting fees from both business dispositions and acquisitions.

▪	We exclude the gains and losses on extinguishment of debt.
We may consider whether other significant items that arise in the future should also be excluded from our non-GAAP financial measures.
We measure the performance of our business using a variety of metrics, including earnings before interest, taxes, depreciation and amortization (EBITDA) from continuing operations and adjusted EBITDA and EBITDA margin from continuing operations, adjusted pretax and net income of continuing operations, and adjusted diluted earnings per share from continuing operations. Adjusted EBITDA and EBITDA margin from continuing operations, adjusted pretax and net income from continuing operations, and adjusted diluted earnings per share from continuing operations eliminate the impact of items that we do not consider indicative of our core operating performance and, we believe, provide meaningful information to assist in understanding our financial results, analyzing trends in our underlying business, and assessing our prospects for future performance. We also use EBITDA from continuing operations and pretax income of continuing operations, each subject to permitted adjustments, as performance metrics in incentive compensation calculations for our employees.